INSURANCE BINDER 69768

FRANK CRYSTAL & COMPANY
FINANCIAL SQUARE • 32 OLD SLIP • NEW YORK, NY 10005
(212) 344-2444 • (800) 221-5830
TELEX: 222792 • CABLE: CRYSTINSCOS
TELECOPIER: (212) 425-7017

Insured's Mailing Address: Cornerstone Total Return Fund, Inc. et al c/o Bear Stearns Funds Management, Inc. 383 Madison Avenue New York, NY 10179	Date Typed 3/21/07 By: bpk A/E: WJL Insured's No. Telephone Confirmation ☒
Company or Agency: National Union Fire Insurance Company c/o Marsh Affinity Group Services P.O. Box 9234 Des Moines, IA 50306	Date With Whom
New Order ☐ Endorsement ☐ Renewal ☒ Rewrite ☐ Information Only ☐ Name (if different from mailing address) Location(s) (if different from mailing address)	Inception or Effective Date 03/23/07 Expiration 03/23/08 Policy No. TBA Company National Union Fire Insurance Co. Prepaid ☒ Installment ☐ Premium $3,000

Type of Coverage - Registered Management Investment Company Bond

Specifications - **It is hereby understood and agreed that renewal coverage is bound, effective March 23, 2007 to March 23, 2008, as follows:**

Limit of Liability (Inclusive of Defense Costs)	Deductible* (Each Loss)	Premium (One Year)
$1,000,000	$0/$5,000/$10,000	$3,000

$5,000/$10,000 Deductible is applicable to coverage other than Fidelity of the Funds.

Coverage is provided pursuant to the terms and conditions of the expiring AIG Bond Number 6214266.

Mortgagee ☐ Loss Payee ☐ Additional Insured ☐ Other ☐

Enclosure ☒ Remarks ☐	The undersigned company agrees, for its respective interests only and to the extent respectively indicated to effect insurance or changes as set forth. This agreement is binding for account of the Assured until acceptance of satisfactory policy and/or endorsement and/or term agreed to by Frank Crystal & Co., Inc. This Binder is issued for a period of 60 days and automatically will be extended for additional consecutive periods of 60 days until acceptance of the Policy, Bond, and/or Endorsement by the Assured.
For Frank Crystal & Co., Inc. Refer to: William J. Lambiase, Jr.	Name of Underwriter: (Print or Type) Ida Dominquez Signature Original signature on file with Frank Crystal & Co., Inc.
Admitted ☒ Non-Admitted ☐	For (Insurance Company) National Union Fire Insurance Co. Date Signed